                                                                               .
                                                                               .
                                                                               .
                                                                       EXHIBIT 5


                            LOCKE LIDDELL & SAPP LLP
                             ATTORNEYS & COUNSELORS

3400 JP MORGAN CHASE TOWER                                                                 (713) 226-1200
600 TRAVIS STREET                                                                     Fax: (713) 223-3717
HOUSTON, TEXAS 77002-3095          AUSTIN O DALLAS O HOUSTON O NEW ORLEANS           www.lockeliddell.com



                                November 24, 2003

J. P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

         We have acted as counsel to El Paso Corporation, a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of an aggregate of 8,790,436 shares of the Company's common stock, par value $3.00 per share (the "Securities"), to J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (collectively, the "Underwriters") pursuant to the Underwriting Agreement dated November 19, 2003 (the "Underwriting Agreement") among the Company and the Underwriters.

         This opinion is being delivered pursuant to Section 6(f) of the Underwriting Agreement. Capitalized terms used in this opinion without definition shall have the meanings assigned to such terms in the Underwriting Agreement.

         We have examined the registration statement on Form S-3 (No. 333-82412) of the Company, which was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the General Rules and Regulations promulgated thereunder (the "Rules and Regulations"). In addition, we have examined the base prospectus dated February 27, 2002 and the final prospectus supplement dated November 20, 2003. Such registration statement, as supplemented or amended at the date of the Underwriting Agreement, including all documents filed as part thereof or incorporated by reference therein, is referred to herein as the "Registration Statement." The base prospectus dated February 27, 2002 and the final prospectus supplement dated November 20, 2003 in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations, are referred to herein as the "Prospectus".

         We have also examined the following:

         (a)  executed originals or counterparts of the Underwriting Agreement;

         (b) a copy, certified by the Secretary of State of the State of Delaware to be a true copy, of the certificate of incorporation of the Company;

J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
November 24, 2003
Page 2


         (c) a copy, certified by the Assistant Secretary of the Company to be a true copy, of the by-laws of the Company;

         (d) copies of letters, certificates or facsimiles received by us from public officials in the State of Delaware as to the due incorporation, valid existence and good standing of the Company;

         (e) copies, certified by the Secretary of the Company to be true copies of certain resolutions duly adopted by the Board of Directors of the Company dated January 29, 2002 and a Pricing Memorandum executed by a Designated Officer of the Company on November 19, 2003 pursuant to authority delegated to him by the Board of Directors of the Company;

         (f)  a signed copy of the Registration Statement;

         (g) evidence satisfactory to us of the effectiveness of the Registration Statement under the Act;

         (h)  the Prospectus;

         (i) such other corporate records and documents as we have deemed appropriate for purposes of the opinions expressed below; and

         (j) such statutes and regulations as we have deemed appropriate for purposes of the opinions expressed below.

         In all such examinations and for purposes of our opinions set forth below, we have, with your approval and without independent investigation, assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies.

         Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. the Securities have been duly authorized and are validly issued, fully paid and non-assessable; and the authorized capital stock of the Company conforms, as to legal matters, in all material respects to the description thereof contained in the Company's Form 8-A/A, as amended, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus;

         2. no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions

J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
November 24, 2003
Page 3

              contemplated by the Underwriting Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws, as to which we do not opine;

         3. the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, and the issuance and sale by the Company of the Securities will not violate (i) any provision of applicable United States federal law, New York law or Delaware General Corporation Law, or (ii) the Certificate of Incorporation or Bylaws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Underwriting Agreement;

         4. the Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission thereunder, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Underwriting Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present in all material respects the information required to be shown; and we do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required, it being understood we do not express an opinion as to the financial statements and schedules or other financial data contained in the Registration Statement or the Prospectus;

         5. each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we do not express an opinion) appeared on its face to be appropriately responsive in all material respects with the Exchange Act; and the Registration Statement and Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we do not express an opinion) appeared on their face to be appropriately responsive in all material respects with the requirements of the Act;

J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
November 24, 2003
Page 4


         6. the Underwriting Agreement has been duly authorized, executed and delivered by the Company; and

         7. the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, (i) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

         In rendering such opinions, we have relied as to matters of fact, to the extent we deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

         In addition, in the course of the preparation by the Company of the Prospectus (including the documents incorporated by reference therein), we have participated in conferences with certain of the officers and representatives of the Company, the Company's independent accountants, the Underwriters and counsel for the Underwriters at which the Registration Statement and the Prospectus were discussed. Between the date of effectiveness of the Registration Statement and the Closing Date, we participated in additional conferences with certain officers and representatives of the Company, the Company's independent accountants, the Underwriters and counsel for the Underwriters at which portions of the Registration Statement and the Prospectus were discussed. We do not pass upon and or assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus nor make an independent check or verification thereof, except as specifically described in the opinion in paragraphs (4) and
(5) above. Subject to the foregoing, no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained or incorporated by reference any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that Prospectus, as of its date, contained or incorporated by reference any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, no facts have come to our attention in the course of the proceedings described in the first and second sentences of this paragraph that have caused us to believe that the Prospectus as of the Closing Date contains or incorporates by reference any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no belief, however, with respect to financial statements, schedules or notes thereto or other financial data included or incorporated by reference in or omitted from the Registration Statement or Prospectus.

J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
November 24, 2003
Page 5

         For purposes of paragraphs 2 and 3, (i) we reviewed only those statutes, rules and regulations that in our experience are applicable to transactions of the type contemplated by the Underwriting Agreement, and (ii) we do not hold ourselves out as experts in the regulation of the generation, transportation, distribution or delivery of electricity or electrical services, or the import or export of electricity or electrical services.

         With respect to any matters indicated herein to be limited to our knowledge and information (or words to like effect), the opinions set forth herein with respect to such matters are specifically limited to the actual knowledge that attorneys who are members of or are employed by this firm have obtained solely in connection with the representation of the Company with respect to the transactions contemplated by the Underwriting Agreement and without any independent investigation. Nothing has come to the attention of such attorneys to cause them to believe that the statements made herein "to our knowledge" are false.

         To the extent, if any, to which the same may be relevant to our opinions hereinabove set forth, we express no opinion as to any provision of the Underwriting Agreement that (a) relates to severability or separability, or (b) relates to indemnification, to the extent such indemnification is contrary to Federal securities laws or the policy underlying such laws.

         We express no opinion with respect to state "Blue Sky" laws and regulations.

         This opinion is limited in all respects to the federal laws of the United States, the Delaware General Corporation Law, and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States (without regard to unreported decisional case law of the State of Delaware), is furnished by us as counsel for the Company to the persons to whom this opinion is addressed and is solely for the benefit of such persons in connection with the closing of the sale of the Securities pursuant to the Underwriting Agreement, and may not be relied upon by any other person or entity and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without the prior written consent of the undersigned. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.


                                             Very truly yours,

                                             LOCKE LIDDELL & SAPP LLP


                                             By:  /s/ David F. Taylor
                                                --------------------------------
                                                      David F. Taylor